UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 07, 2023

Eloxx Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way, Suite 130
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 577-5300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELOX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2022, Eloxx Pharmaceuticals, Inc. (the “Company”) entered into the First Amendment to the Loan and Security Agreement (the “Amendment”) by and among (i) Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent, collateral agent, and a lender, (ii) Hercules Capital IV, L.P., (together with Hercules, the “Lenders”), as a lender, (iii) the Company, as a borrower, (iv) Zikani Therapeutics, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, as a borrower (together with the Company, the “Borrower”), and (v) Eloxx Pharmaceuticals Ltd., an Israeli company and wholly-owned subsidiary of the Company (together with the Lenders and the Borrower, the “Parties”), which amended certain terms of the Loan and Security Agreement, dated September 30, 20221, by and among the Parties (the “Loan Facility”).

The Amendment eliminates any prepayment premium allowing the Company to prepay outstanding amount of principal at any time, plus accrued and unpaid interest, without incurring a prepayment fee, which under the original Loan Facility ranged from 1% to 3% of the outstanding principal.

The Amendment also fixes the interest-only payment-period end-date to September 1, 2023, which under the original Loan Facility was April 1, 2023, unless the Company raised $35 million by June 30, 2023 (the “Equity Milestone”), in which case the interest-only period would be extended to October 1, 2023, provided further, that if both the Equity Milestone and the Clinical Milestone (as set out in the original Loan Facility) were achieved prior to April 1, 2023, such interest-only payment period would be extended to April 1, 2024.

The minimum cash covenant that requires the Company to maintain at all times a certain qualified cash balance and was previously set at a range of $6.3 million to $10 million based on certain factors is reduced by the Amendment to $2.25 million. The Amendment also provides that if the Company raises $20 million on or prior to May 31, 2023, the minimum qualified cash requirement is reduced to $0.

As a condition to entering into the Amendment, the Company repaid $7.5 million of the outstanding principal (without incurring a prepayment premium), reducing the remaining outstanding Term Loan Advances to $5.0 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the financial obligations of the Company under the Loan Agreement as amended by the Amendment is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC

Date:	March 9, 2023	By:	/s/ Sumit Aggarwal
Name: Sumit Aggarwal Title: President and Chief Executive Officer